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                                                                 Exhibit 10.2(a)


                          STOCK CONTRIBUTION AGREEMENT


         THIS STOCK CONTRIBUTION AGREEMENT (this "Agreement") is made as of the ___ day of __________, 1998, by and between the transferor set forth on Attachment 1 to this Agreement ("Transferor") and MARINEMAX, INC. ("Transferee" or "MarineMax").

         1.   AGREEMENT OF TRANSFER.

              (a) TRANSFER OF THE SHARES. Transferor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby contributes, transfers, and conveys and Transferee hereby receives all of the issued and outstanding capital stock (the "Bassett Stock") of Bassett Boat Company, a Florida corporation (the "Company").

              (b) TAX-FREE EXCHANGE. Transferor and Transferee acknowledge that this Agreement is intended to effectuate a tax-free exchange of property under
Section 351 of the Internal Revenue Code of 1986, as amended.

              (c) ACCOUNTING TREATMENT. The contribution provided for in this Agreement shall be accounted for as a pooling-of-interests, in accordance with generally accepted accounting principles and the rules and regulations of the SEC.

         2. CLOSING. The consummation of the transactions contemplated by this Agreement shall be deemed to have occurred on and as of the date hereof first above written ("Effective Time").

         3. CONSIDERATION. The consideration for the exchange of the Bassett Stock shall be the number of shares of the common stock, par value $.001 per share, of the Transferee (the "Shares") set forth on Exhibit "A" attached hereto.

         4. STOCK CERTIFICATES. On or before a date fifteen (15) business days from and after the date hereof, Transferee shall deliver to Transferor stock certificate(s) representing the Shares.

         5.   ESCROW OF PORTION OF THE SHARES. Upon the delivery to Transferor of the Shares, Transferor agrees to deliver or cause to be delivered into escrow for a period of one (1) year following the date of the Effective Time an aggregate of ten percent (10%) of the Shares delivered to Transferor pursuant to this Agreement for purposes of securing the obligations, representations and warranties of Transferor arising under this Agreement and all documents executed in connection herewith, such escrow to be governed by an escrow agreement in the form attached hereto as Exhibit "B" (the "Escrow Agreement"). Transferor agrees to execute and deliver the Escrow Agreement at the Effective Time.
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         6.   REPRESENTATIONS AND WARRANTIES. Transferor represents and warrants to Transferee as of the date of this Agreement, as follows:

              (a) All of the real estate owned by the Company (the "Property") is zoned for the conduct of Company's business thereon pursuant to the zoning regulations of the applicable cities, towns, villages or townships in which the Property is located. The uses to which the Property are presently put (including the location of all buildings and other improvements thereon) comply in all material respects with the applicable provisions of such zoning regulations without the benefit of the legal non-conforming use principle of law, or other regulations of such cities, towns, villages or townships or any other governmental body.

              (b) There are no material agreements, commitments or understandings pursuant to which Company and/or Transferor, or its or their successors in interest, are required to dedicate any part of the Property or to grant any easement, water rights, rights of way, or license for ingress and egress or other use in respect to any part of the Property, whether on account of the development of adjacent or nearby real property or otherwise. Other than as provided in the leases of the Property owned by Company and leased to others, if any, and except as otherwise appear of record, no person has any easement, license or other right whatsoever with respect to the Property.

              (c) Company holds good and marketable fee simple title to the Property subject only to taxes not yet due and payable, current assessments, encumbrances, covenants, conditions, restrictions, rights of way and easements as appear of record. No part of the Property is affected by any restrictions imposed by any governmental authority affecting construction of structures thereon or the use thereof by Company other than building codes and zoning classifications.

              (d) Transferor and/or Company do not have any knowledge of any fact or condition existing that would result or could result in the termination or material reduction of the current access to and from the Property to existing public roads and highways, or of any reduction in sewer or other utility services presently serving the Property. The Property has direct access to public roads and highways.

              (e) Transferor and/or Company has not received any notice from any insurance company of any material defects or inadequacies in the Property or any part thereof that would materially and adversely affect the insurability of the Property or the premiums for the insurance thereof.

              (f) Transferor and/or Company have not failed to disclose any material conditions of disrepair or other adverse conditions or defects with respect to the Property or any portion thereof of which Transferor or Company has knowledge or which, with the exercise of reasonable diligence, should have known.

              (g) True, complete and correct copies of all leases and agreements in respect of the Property, if any, are attached hereto as Exhibit "C". All such leases are in full



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force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

              (h) In respect of the Property (i) Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to Company relating to environmental protection (collectively "Environmental Laws"), including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law); (ii) Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances; (iii) Company has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present activities where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled on the Property; (iv) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on the Property except as permitted by Environmental Laws; (v) Company knows of no location on the Property to which has been transported or on which has been disposed of Hazardous Wastes and Hazardous Substances or which location is the subject of any federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against Company, Transferor, Transferee or any of Transferee's affiliates for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, without limitation, any claim under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended); and (vi) Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment at or from the Property.

              (i) Transferor is the sole shareholder of Company, and the Shares are free and clear of all liens, claims, rights, charges, encumbrances and security interests of whatsoever nature or type, and Transferor has good and marketable title to all of the Shares.

              (j) Transferor has sufficient knowledge and experience in business and financial matters (or has received from a person of Transferor's selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the acquisition of the Shares.

              (k) Transferor has been encouraged and has had the opportunity to rely upon the advice of Transferor's legal counsel and other advisers with respect to the ownership of the Shares. Transferor has reviewed with Transferor's own tax advisors the federal, state, local and foreign tax consequences in connection with the acquisition of the Shares (including any tax consequences that may result under recently enacted legislation). Transferor shall be responsible for Transferor's own tax liability that may arise as a result of this transaction.

              (l) Transferor has had the opportunity to ask questions and receive information with respect to, among other things, the proposed business affairs, financial



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condition, plans and prospects of the Transferee and the terms and conditions of the acquisition of the Shares, as Transferor has requested so as to more fully understand his investment.

              (m) Neither the Transferee nor any person representing or acting on behalf of the Transferee, or purportedly representing or acting on behalf of the Transferee, has made any representations, warranties, agreements or statements other than those contained herein which influenced or affected Transferor's decision to acquire the Shares.

              (n) Transferor is acquiring the Shares for Transferor's own account without any view to a transfer, sale, assignment or other distribution thereof other than a transfer, sale, assignment or other distribution not in violation of the Securities Act of 1933, as amended.

              (o) Transferor acknowledges, understands and agrees that the Shares have not been and will not be registered under any federal or state securities law including, but not limited to, the Securities Act of 1933, as amended, and that no federal or state governmental agency or authority has approved or passed upon the issuance of the Shares. Transferor understands that there is not now, and that there is not likely to be in the future, any market for the Shares and that the Shares must be held by Transferor for an indefinite period of time, absent registration or qualification of the Shares under applicable laws or the receipt of an opinion of counsel satisfactory to Transferee that registration or qualification is not required. Transferor acknowledges that the certificate representing the Shares to be issued to Transferor will bear legends restricting the transferability thereof to the foregoing effect.

              (p) Transferor has the ability to bear the economic risk of the acquisition of the Shares, including the complete loss of Transferor's investment.

              (q) Transferor further acknowledges, understands and agrees that the Transferee shall affix the following legends in substantially the following form to the certificates evidencing the Shares:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND



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         CONDITIONS OF THAT CERTAIN LETTER AGREEMENT DATED __________________,
         1998 BY THE BENEFICIAL HOLDER OF THIS CERTIFICATE, WHICH RESTRICTS THE SALE, TRANSFER OR DISPOSITION OF THE SHARES. A COPY OF THE LETTER AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THIS CORPORATION.

              (r) All of the information set forth in this Agreement concerning Transferor is true and correct.

         7. INDEMNIFICATION. Transferor makes the following covenants that are applicable to him:

              (a) GENERAL INDEMNIFICATION BY THE TRANSFEROR. Transferor covenants and agrees that he will indemnify, defend, protect and hold harmless MarineMax at all times, from and after the date of this Agreement until the applicable Expiration Date (as herein defined), for, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred on or prior to the Expiration Date (or thereafter if a claim has been made therefor prior to such date) by MarineMax as a result of or arising from (i) any breach of the representations and warranties of the Transferor set forth in Section 6 hereof; and (ii) any breach of any agreement on the part of the Transferor under this Agreement.

              (b) LIMITATIONS ON INDEMNIFICATION. The indemnification obligations of Transferor set forth in Section 7(a) shall survive only for a period of the earlier of (i) the date of the first audit of financial statements of the Company containing combined operations of Transferee and the Company, for those representations and warranties set forth in Section 6, which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve months from the Effective Time (the end of such period being the "Expiration Date"). MarineMax and the Company shall not assert any claim hereunder against the Transferor until such time as, and solely to the extent that, the aggregate of all claims against the Transferor shall exceed the sum of $5,000 (the "Indemnification Deductible"); and after such Indemnification Deductible amount has been attained, only claims in excess of such amount shall be indemnified hereunder.

              Transferee may recover for indemnification hereunder only from the Shares held in escrow pursuant to and as provided in the Escrow Agreement. It is hereby understood and agreed that Transferor may only satisfy an indemnification obligation through payment of stock, such stock to be valued as described immediately below, except as may otherwise be permitted and still preserve pooling-of-interests accounting treatment. Notwithstanding any term of this Agreement to the contrary, no provision of this Agreement shall limit or be deemed to limit any liability or remedy one party may have against any other parties hereto that arises by statute or any applicable federal, state or local law.



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              For purposes of calculating the value of the Shares received by
Transferor, the Shares shall be valued at $13.00 per share.

              No provision of this Agreement or in this Section 8 shall limit or be deemed to limit any liability or remedy one party may have against any other party hereto with respect to a claim of fraud.

         8. FURTHER ASSURANCES. Transferor and Transferee hereby agree to execute and deliver, or cause Transferor's spouse, partners, members, shareholders, officers, directors or any other necessary party to execute and deliver, such further instruments and documents and take such other actions as may be reasonably necessary or convenient to carry out the transactions contemplated hereby, including, without limitation, all further instruments, documents and actions as may be reasonably required to transfer the Property from Transferor to Transferee such that the Property complies with all municipal, county and state regulations, including any necessary lot split, subdivision or platting process which shall be accomplished at Transferor's expense. The provisions of this Section 8 shall survive the date of this Agreement.

         9. NOTICES. Unless otherwise required by law, all notices required to be given hereunder shall be in writing and shall be conveyed by (i) personal delivery (including by any messenger, courier service or facsimile), or (ii) United States Postal Service by certified or registered mail, postage prepaid, with return receipt requested, if to Transferor, at the address set forth on Attachment 1, and if to Transferee, at 18167 U.S. Hwy 19 North, Suite 499, Clearwater, Florida, 33764. Notice given by personal delivery shall be deemed to have been given upon delivery to the appropriate address against receipt therefor (or upon refusal or acceptance), and notice given by U.S. mail shall be deemed to have been given two days after deposit in the U.S. mail. Each party may designate from time to time, another address in place of the address hereinabove set forth by notifying the other parties in the same manner as provided in this paragraph.

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of Transferor's representations and warranties contained in Sections 6 shall survive only for a period of the earlier of (i) the date of the first audit of financial statements of the Company containing combined operations of Transferee and the Company, which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve months from the Effective Time.

         11. ATTORNEYS' FEES. If any party to this Agreement shall breach its representations or warranties hereunder or shall fail to fulfill or perform any of its covenants or obligations in this Agreement, that party shall pay all costs, including, without limitation, reasonable attorneys' fees and expert witness fees, that may be incurred to enforce the terms, covenants, conditions and provisions of this Agreement, or that may be incurred as a result of the default under or breach of this Agreement, in the event legal action is commenced.



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         12.  ENTIRE AGREEMENT; AMENDMENT. All attachments and exhibits attached to this Agreement are incorporated into this Agreement by reference and made a part hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition may be made to this Agreement except by a written agreement executed by the parties.

         13. TIME OF ESSENCE. Time is of the essence with respect to the performance of all terms, covenants, conditions and provisions of this Agreement.

         14. APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted, governed and construed in accordance with the laws of the state of Delaware.

         15. SECTION HEADINGS. The section headings in this Agreement are inserted only for convenience and reference and the parties intend that they shall be disregarded in interpreting the terms, covenants, conditions and provisions of this Agreement.

         16. WAIVER. Each party shall have the right to excuse or waive performance by the other party of any obligation under this Agreement by a writing signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Transferor or Transferee of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

         17. BINDING EFFECT, NOMINEE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Transferee may assign this Agreement or nominate a substitute Transferee for this Agreement.

         18. CONSTRUCTION. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part of this Agreement to be drafted. The parties acknowledge that each party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel. If any words or phrases in this Agreement are stricken or otherwise eliminated, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement, and no implication or inference will be drawn from the fact that the words or phrases were stricken or otherwise eliminated.

         19. NO PARTNERSHIP, THIRD PERSON. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Transferor and Transferee except as specifically provided herein. No term or provision of this Agreement is intended to benefit any person, partnership, corporation or



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other entity not a party hereto (including, without limitation, any broker), and no such other person, partnership, corporation or entity shall have any right or cause of action hereunder.

         20. TIME OF PERFORMANCE. If the date for performance of any obligation hereunder or the last day of any time period provided for herein shall fall on a Saturday, Sunday or legal holiday, then said date for performance or time period shall expire on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made and completed if made and completed no later than 5:00 P.M. Eastern Standard Time on the day for performance.

         21. TRANSFER TAXES. Any transaction, privilege, sales, transfer, or other taxes payable by reason of the purchase and sale provided for in this Agreement shall be paid by Transferor.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts; each of which shall upon execution be deemed to be an original.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

                                       TRANSFEROR:


                                       /s/ Richard R. Bassett
                                       _______________________________________
                                       Richard R. Bassett, a single man


                                       TRANSFEREE:

                                       MARINEMAX, INC.
                                          /s/ Michael H. McLamb
                                       By:____________________________________
                                       Name:  Michael H. McLamb
                                       Its:___________________________________



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                                  ATTACHMENT 1




                                   TRANSFEROR


Name:         Richard R. Bassett, a single man

Address:      __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________
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                                   EXHIBIT "A"

                      NUMBER OF SHARES OF TRANSFEREE STOCK
                          TO BE RECEIVED BY TRANSFEROR

Richard R. Bassett      47,985 (4,798 of which shall be placed into escrow)
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                                   EXHIBIT "B"

                                ESCROW AGREEMENT
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                                   EXHIBIT "C"

                              LEASES AND AGREEMENTS